Exhibit 99.1

  Digital Recorders, Inc. Demonstrates New Transit Security-Related
                     Product During APTA Expo 2005

    DALLAS--(BUSINESS WIRE)--Sept. 27, 2005--

    Digital Recorders(R) VacTell(TM) Video Actionable Intelligence
        RSD Remote ShutDown Demonstrations Illustrate Real-Time
                       Application Possibilities

    Digital Recorders, Inc. (DRI) (NASDAQ:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that it is conducting multiple demonstrations of its new transit security-related technology and concept, Digital Recorders(R) VacTell(TM) Video Actionable Intelligence and its RSD Remote ShutDown feature, at the American Public Transportation Association International Public Transportation Expo (APTA Expo 2005), Sept. 26-28, 2005, at the Dallas Convention Center.
    "In a time of heightened security, we need systems that not only 'talk' to each other, but additionally provide a tool to more effectively manage transit security events. It's not good enough to know long after the fact that an act of terrorism or lawlessness has occurred; you need to be able to take immediate, real-time action should the circumstances so dictate. Digital Recorders(R) VacTell(TM) Video Actionable Intelligence solutions deliver a step in that direction; advanced recording capabilities combined with Digital Recorders(R) Automatic Vehicle Location and Digital Recorders(R) Automatic Vehicle Monitoring systems in a communications arrangement that can operate in the bandwidth environment typically found in most communities. This is what DRI is all about - real solutions for real problems," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    ABOUT DIGITAL RECORDERS(R) VACTELL(TM) VIDEO ACTIONABLE
INTELLIGENCE RSD REMOTE SHUTDOWN FEATURE

    Imagine a security breach occurring on a transit vehicle. When VacTell(TM) is engaged, the incident information is transmitted to local authorities for real-time action. Meantime, the digital video recorder begins saving to a special file. The Digital Recorders(R) Vehicle Logic Unit also begins saving Digital Recorders(R) Automatic Vehicle Location and Digital Recorders(R) Automatic Vehicle Monitoring systems' data, as well as other transit vehicle information. Immediate action is enabled and the follow-up information is saved. The would-be criminal is discouraged from harmful acts in this environment.
    Mr. Turney said, "On the communication side of this, while some believe 802.11x wireless technology is a viable solution in streaming video for the transit industry, the reality is that municipalities with good 802.11x infrastructure are few and far between. Yet this technology does provide a reliable way to download data at the transit depot or in location-specific, hot-spot areas; we routinely do that, too. However, the transit industry's immediate need is an application that can deal with today's infrastructure constraints, as well as tomorrow's - one that can deal with existing low bandwidth issues. Cellular technology is widely available, and consumer applications are driving bandwidth expansion. As bandwidth increases, data delivery increases. In turn, the performance of already existing applications is enhanced. Not to imply that cellular technology is a trivial implementation, but we have developed our system to dynamically tune to the existing and typically low bandwidth available in the market, as well as to adapt to evolution of communications technology for tomorrow."

    ABOUT DIGITAL RECORDERS(R) VACTELL(TM) VIDEO ACTIONABLE
INTELLIGENCE PARTNERS

    According to Mr. Turney, the Company is working in alliance with several outstanding organizations to bring its new VacTell(TM) Video Actionable Intelligence solutions to reality. "ESPRE Solutions, Inc. (OTC Pink Sheets: EPRT.PK), based in Plano, Texas, brings to the table the ability for us to move a larger mass of video content in a given bandwidth. Digital video recorder equipment is a cornerstone of our new systems, and we announced in May 2005 a new distribution and co-branding agreement with Verint Systems Inc. (NASDAQ: VRNT), based in Melville, N.Y., for that capability. We have entered into a special agreement with the industry leader in multiplexing systems, I/O Controls Corporation, based in Azusa, Calif., to enable direct remote access to vehicle control systems. Finally, we are working with communications services providers to lower the cost of communications air time. This is a team effort, and it must be. As a time-worn DRI phrase goes, 'Not any of us is as smart as all of us.' DRI is bringing together and integrating systems to help raise the bar on the ability to deal with security threats."

    ABOUT ESPRE SOLUTIONS, INC.

    Plano, Texas-based ESPRE Solutions is a public company (OTC Pink
Sheets: EPRT.PK) and groundbreaking media collaboration solutions provider that fulfills the promise of TV-quality streaming video over the Internet - even at dial-up speeds as low as 28Kbps. ESPRE Solutions intends to be the video applications provider of choice for Internet Service Providers, Fortune 1000 corporations, and institutions worldwide, adding both narrowband and broadband video to traditional voice and data applications. ESPRE Solutions' eView product suite provides an integrated solution for business and personal communications. To learn more about ESPRE Solutions, or to experience the company's pioneering eView technology, visit www.espresolutions.com.

    ABOUT VERINT SYSTEMS INC.

    Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). For more information, go to www.verint.com.

    ABOUT I/O CONTROLS

    I/O Controls Corporation, based in Azusa, Calif., is the world's leading supplier of total integrated control and monitoring solutions for the heavy duty vehicles. I/O Controls believes in delivering value, which is the end result of combining uniquely powerful technology with fundamental commitment to service. Customers worldwide provide powerful confirmation of I/O Control's value contribution by serving millions of commuters efficiently and safely on a daily basis. For more information, visit www.iocontrols.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products
- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/ automatic vehicle location and monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning future product demonstrations; future product and service offerings; the ability to include additional security features to existing products and services; the potential benefits such security features may have for our customers; the future technology needs of our customers, the success of special alliances with various product partners; as well as any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind future product and service offerings may not prove accurate; risks that future product and service offerings may not be accepted by our customers; risks that special partner alliances may not be beneficial, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Digital Recorders, Inc.
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com
             or
             The Investor Relations Company
             Brien Gately, 800-536-8472
             Fax: (847) 296-4460
             bgately@tirc.com